TERMINATION AGREEMENT

TERMINATION AGREEMENT (this "Agreement") dated as of February 27, 2005 by and among MYLAN LABORATORIES INC., a Pennsylvania corporation ("Mylan"), SUMMIT MERGER CORPORATION, a Tennessee corporation ("Summit"), and KING PHARMACEUTICALS, INC., a Tennessee corporation ("King").

WHEREAS, Mylan, Summit and King are parties to an Agreement and Plan of Merger dated as of July 23, 2004 (the "Merger Agreement") (capitalized terms used but not defined herein have the meanings set forth therein); and

WHEREAS, pursuant to Section 7.1(a) of the Merger Agreement, the Merger Agreement may be terminated, by mutual written consent of Mylan and King, if the Board of Directors of each so determines.

NOW, THEREFORE, Mylan, Summit and King hereby agree as follows:

1. Termination of Merger Agreement. Pursuant to Section 7.1(a) of the Merger Agreement, Mylan and King consent to the termination of, and Mylan, Summit and King hereby terminate, the Merger Agreement and abandon the Merger contemplated thereby, with the effects described in Section 7.2 of the Merger Agreement.

2.  Representations and Warranties of Mylan and Summit. Mylan and Summit each represent and warrant to King that it has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby. The execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Mylan and Summit. This Agreement has been duly executed and delivered by each of Mylan and Summit and constitutes a valid and binding agreement of each of Mylan and Summit, enforceable against Mylan and Summit, respectively, in accordance with its terms.

3.  Representations and Warranties of King. King represents and warrants to Mylan and Summit that King has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby. The execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of King. This Agreement has been duly executed and delivered by King and constitutes a valid and binding agreement of King, enforceable against it in accordance with its terms.

4.  Cooperation. The parties shall cooperate with each other and promptly prepare and file all necessary documentation to withdraw all applications, notices, petitions and filings made with, and shall use their reasonable efforts to terminate any proceedings (other than any pending litigation) before, any Governmental Entities in connection with the Merger Agreement.

5.  Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

6.  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile) to the other parties.

7.  Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except for such provisions where Tennessee law is mandatorily applicable, which provisions shall be governed by and construed in accordance with the laws of the State of Tennessee.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth above.

MYLAN LABORATORIES INC.

By: /s/ Robert J. Coury
Name: Robert J. Coury
Title:  Vice Chairman and
Chief Executive Officer

KING PHARMACEUTICALS, INC.

By: /s/ Brian A. Markison
Name: Brian A. Markison
Title:  President and
Chief Executive Officer

SUMMIT MERGER CORPORATION

By: /s/ Robert J. Coury
Name: Robert J. Coury
Title:  Chief Executive Officer